CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 4, 1998, which is incorporated by reference in this Registration Statement (Form N-1A No. 33-58282) of Dreyfus Premier Worldwide Growth Fund, Inc.





                                   ERNST & YOUNG LLP

New York, New York
February 19, 1999